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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Wang Laboratories, Inc. of our report dated January 31, 1996, on the consolidated financial statements of DataServ Inc. and Subsidiaries as of and for the years ended December 31, 1995 and 1994, which report is included in the Wang Laboratories Inc. report on Form 8-KA dated July 2, 1996. We also consent to the reference to our Firm under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
January 31, 1997